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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2005
                                                        (January 18, 2005)
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                                NetRatings, Inc.
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               (Exact Name of Registrant as Specified in Charter)


   Delaware                        0-27907                      77-0461990
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(State or Other            (Commission File Number)            (IRS Employer
Jurisdiction of                                              Identification No.)
 Incorporation)

 120 West 45th Street, 35th Floor, New York, New York            10036
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     (Address of Principal Executive Offices)                  (Zip Code)

        (Registrant's telephone number, including area code) 212-703-5900
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

     The disclosure contained in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On January 18, 2005, NetRatings, Inc. (the "Company") appointed Ron McCoy as the Senior Vice President of Research, Operations and Technology of the Company.

     From May 1999 until joining the Company, Mr. McCoy served as the Chief Technical Officer of About, Inc., which is currently a division of Primedia, Inc.

     Pursuant to the terms of the Company's offer letter to Mr. McCoy, Mr. McCoy's base salary is $200,000 per year and is subject to review by the Board of Directors. Mr. McCoy will also be eligible to participate in the Company's executive bonus plan pursuant to which Mr. McCoy could receive an annual bonus in an amount equal to up to 45% of his annual income.

     Under the terms of the offer letter, the Company will grant to Mr. McCoy an option to purchase 100,000 shares of the Company's Common Stock, with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options will vest as to 25% of the shares on the one-year anniversary of the date of grant, and ratably each month thereafter over the following 36-month period. Mr. McCoy will also receive 50,000 shares of Restricted Common Stock, which shall vest in three equal annual installments beginning in January 2006. These shares of Restricted Common Stock will not be granted pursuant to a stockholder approved plan. In addition, the Company intends to issue to Mr. McCoy an additional 25,000 shares of Restricted Common Stock on or around the one year anniversary of his commencement of employment with the Company. If Mr. McCoy is involuntarily terminated from his position with the Company other than for cause or if he resigns as a result of certain specified actions taken by the Company, then he will be entitled to receive additional cash compensation equal to six months' annual salary as in effect immediately prior to the date of termination.

     There are no arrangements between Mr. McCoy and any other persons pursuant to which Mr. McCoy was selected as an officer, nor are there any family relationships between Mr. McCoy and any director, executive officer or any other person that are required to be disclosed under Item 401(d) of Regulation S-K. There are no transactions to which the Company is a party and in which Mr. McCoy had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. A copy of the offer letter is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

     (c)  Exhibits

          99.1 Offer Letter to Ron McCoy, dated December 16, 2004.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 20, 2005
                                           NETRATINGS, INC.

                                           By: /s/ William Pulver
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                                           William Pulver
                                           President and Chief Executive Officer

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                                 EXHIBIT INDEX
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EXHIBIT          DESCRIPTION
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99.1             Offer Letter to Ron McCoy, dated December 16, 2004